UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2004

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	Not Applicable

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o ABG Financial & Management Services, Inc.
Parker House, Wildey Road
St. Michael, Barbados		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 246-228-7398

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                       On October 14, 2004, the registrant entered into an employment agreement with Mark S. de Saram, the newly appointed Managing Director and CEO of the registrant’s wholly owned subsidiary Everest Reinsurance (Bermuda), Ltd. (“Everest Bermuda”), subject to approval by the Bermuda Department of Labour and Immigration. A copy of that agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02      TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

                       On October 13, 2004, the registrant accepted the resignation of Peter J. Bennett as Managing Director and CEO of Everest Bermuda. In connection with said resignation, Everest Bermuda entered into a general release and waiver with Mr. Bennett, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01      REGULATION FD DISCLOSURE

                       On October 14, 2004, the registrant issued a news release announcing the executive changes at Everest Bermuda. A copy of that news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	10.1	Employment Agreement with Mark S. de Saram

	10.2	General release and waiver with Peter J. Bennett

	99.1	News Release of the registrant,
dated October 14, 2004

SIGNATURES

                       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By: /s/ STEPHEN L. LIMAURO
Stephen L. Limauro
Executive Vice President and
Chief Financial Officer

Dated: October 14, 2004

EXHIBIT INDEX

Exhibit
Number	Description of Document	Page No.

10.1	Employment Agreement with	5
	Mark S. de Saram

10.2	General release and waiver with	10
	Peter J. Bennett

99.1	News Release of the registrant, dated	13
	October 14, 2004